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                                  EXHIBIT 23.3

                   Consent of Vavrinek, Trine, Day & Co. LLP





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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 23, 1998 regarding the balance sheets of Channel Islands National Bank as of December 31, 1997 and 1996 and the related statements of income, changes in shareholder's equity and cash flows for the years then ended, in the Form S-4 filed by Americorp with the Securities and Exchange Commission, and the reference to our firm as experts.


/s/ VAVRINEK, TRINE, DAY & CO., LLP
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VAVRINEK, TRINE, DAY & CO., LLP
Rancho Cucamonga, CA
October 29, 1998